                                                                     EXHIBIT 3.1

ARTICLES OF INCORPORATION
-------------------------
I CERTIFY THIS IS A COPY OF A DOCUMENT FILED ON



   JAN 04 1996

JOHN S. POWELL
REGISTRAR OF COMPANIES
PROVINCE OF BRITISH COLUMBIA
FORM 21 (Section 371)
PROVINCE OF BRITISH COLUMBIA
                                          Certificate of Incorporation No.294773


       COMPANY ACT

    SPECIAL RESOLUTION

  The following special resolution was passed by the undermentioned Company on the date stated:

Name of Company:

Date resolution passed:

Resolution:

RESOLVED THAT:

                                     CONSOLIDATED QDATA SYSTEMS INC. May 8, 1995

1. The name of the Company be changed from CONSOLIDATED QDATA SYSTEMS INC. to CARBITE GOLF INC. and that paragraph 1 of its Memorandum be altered accordingly.

2. The form of altered Memorandum attached hereto be approved and adopted by the Company.

Certified a true copy the 19th day of December, 1995.


                            (Signature)  Solicitor

(Relationship to Company)

                              ALTERED MEMORANDUM

                                      OF

                        CONSOLIDATED QDATA SYSTEMS INC.

                       (as altered by Special Resolution
                              dated May 8, 1995)


1. The name of the Company is CARBITE GOLF INC.

2. The authorized capital of the Company consists of 50,000,000 Common shares without par value.

                                                 I HEREBY CERTIFY THAT THIS IS
                                                 A COPY
                                                 OF A DOCUMENT FILED
                                                 WITH THE
                                                 REGISTRAR OF
                                                 COMPANIES ON

SEP 191991
----------

                                    FORM 21
                                 (Section 371)         _________________________
                PROVINCE OF BRITISH COLUMBIA/REGISTRAR OF COMPANIES FOR THE
                                                       PROVINCE OF BRITISH
                                                       COLUMBIA
                                                            Certificate of
                                                            Incorporation
                                                            No. 294773


                                  COMPANY ACT


                               SPECIAL RESOLUTION

     The following special resolution was passed by the undermentioned Company on the date stated:

Name of Company:

QDATA SYSTEMS INCORPORATED

Date resolution passed:  April 22, 1991

Resolution:


                              PLEASE SEE ATTACHED
                                 SCHEDULE "A"


Certified a true copy the 14th day of June, 1991.

                                            (Signature)

                                            Solicitor (Relationship to Company)

                                  SCHEDULE "A"


RESOLVED as Special Resolutions that:

1. The name of the Company be changed from QDATA SYSTEMS INCORPORATED to CONSOLIDATED QDATA SYSTEMS INC. and that paragraph 1 of its Memorandum be altered accordingly.

2. The Company consolidate its authorized capital of 10,000,000 shares on a three old shares for one new share basis to 3,333,333.3 shares (3,197,400 issued shares being reduced to 1,065,800 shares).

3. The Company increase its post-consolidation authorized capital of 3,333,333.3 shares by the addition of 46,666,666.7 shares so that the authorized capital of the Company will now consist of 50,000,000 common shares without par value.

4. The form of altered Memorandum attached hereto be approved and adopted by the Company.

                               ALTERED MEMORANDUM

                                       OF

                           QDATA SYSTEMS INCORPORATED

                       (as altered by Special Resolution
                             dated April 22, 1991)


1.   The name of the Company is CONSOLIDATED QDATA SYSTEMS INC.

2. The authorized capital of the Company consists of 50,000,000 Common shares without par value.

                                    FORM 21

                                                                   (Section 371j

                                                                  Certificate of
                                                        Incorporation No. 294773

                                             I HEREBY CERTIFY THAT THIS IS
                                             A COPY OF A DOCUMENT FILED WITH THE
                                             REGISTRAR OF COMPANIES ON
                                             .May 16, 1986

                                             REGISTRAR OF COMPANIES FOR
                                             THE PROVINCE OF BRITJSH COLUMBIA


                              SPECIAL RESOLUTION


         The following special resolution was passed by the undermentioned Company on the date stated:

         Name of Company:  QUOTRON DATA INCORPORATED

                                 -----------

         Date resolution passed:    May 1, 1986.

[See note (a)]  Resolution:


           RESOLVED as a Special Resolution of the Company that the name of the Company be changed from "Quotron Data Incorporated" to "QDATA SYSTEMS INCORPORATED", and that the Memorandum of the Company be amended so that it shall be in the form as set out in the Schedule attached to this Special Resolution.



Certified a true copy the

16th
   day of May, 1986
ALEXANDER, HOLBURN, BEAUDIN & LANG
     Per:
    (Signature) -  __________________

                                       (ReIationship to Company)-Solicitor

                                    SCHEDULE

                               ALTERED MEMORANDUM

                                       OF

                           QUOTRON DATA INCORPORATED
                           -------------------------

      (Altered by Special Resolution of Shareholders dated May 1, 1986)


1.  The name of the Company is QData Systems Incorporated.

2. The authorized capital of the Company consists of 10,000,000 common shares without par value.

                                 I HEREBY CERTIFY THAT THESE ARE COPIES OF
                                 DOCUMENTS FILED WITH THE
                                 REGISTRAR OF COMPANIES ON
                                 JUL 2, 1985
                                 REGISTRAR OF COMPANIES FOR THE PROVINCE OF
                                 BRITISH COLUMBIA


MEMORANDUM OF

     QUOTRON DATA INCORPORATED

     I wish to be formed into a company with limited liability under the Company Act in pursuance of this Memorandum.

1.   The name of the Company is QUOTRON DATA INCORPORATED.

2. The authorized capital of the Company consists of 10,000,000 common shares without par value.

3.   I agree to take the number of shares in the Company set opposite my name.
FULL NAME, RESIDENT ADDRESS            NUMBER OF SHARES TAKEN
AND OCCUPATION OF SUBSCRIBER           BY SUBSCRIBER
                                       One (1) common share
ERIN E. MULHERN
201-1569 West 12th Avenue
Vancouver, B.C.
V6E 2J2

Legal Assistant
                TOTAL SHARES TAKEN:    One (1) common share


DATED this 27th day of June, 1985.

                                    ARTICLES

                                       OF

                           QUOTRON DATA INCORPORATED

                               TABLE OF CONTENTS
                               -----------------

PART             SUBLECT                          PAGE
----             -------                          -----
  1              INTERPRETATION                      1

  2              ISSUE OF SHARES                     2

  3              SHARE CERTIFICATES                  3

  4              TRANSFER OF SHARES, GENERAL         4

  5              TRANSMISSION OF SHARES              5

  6              BORROWING AND CAPITAL               6

  7              MEETINGS                            8

  8              PROCEEDINGS AT GENERAL MEETINGS     9

  9              VOTES OF MEMBERS                   12

  10             DIRECTORS                          14

  11             INDEMNIFICATION                    19

  12             PROCEEDINGS OF DIRECTORS           22

  13             OFFICERS                           24

  14             EXECUTION OF INSTRUMENTS           25

  15             DIVIDENDS                          26

  16             ACCOUNTS                           28

  17             NOTICES                            28

  18             FEES                               30

                                    ARTICLES

                                       OF

                           QUOTRON DATA INCORPORATED

                            PART 1 - INTERPRETATION
                            -----------------------



1.1  In these Artic1es, unless the context otherwise requires:

     (a) "directors" means the director or directors of the Company for the time being;

     (b) "Company Act" means the Company Act of the Province of British Columbia from time to time in force and amendments thereto and all Regulations and amendments thereto made pursuant to that Act;

     (c) "register" means the register of members to be kept pursuant to the Company Act;

     (d) "registered address" of a member means his address as recorded in the register;

     (e) "registered address" of a director means his address as be kept at the records office of the Company pursuant to the Company Act;

1.2 Words importing the singular include the plural and vice versa, and words importing a male person include a female person and a corporation.
1.3 The definitions in the Company Act in force and as amended from time to time with necessary shall, changes and so far as applicable, apply to these Articles.
1.4 The regulations contained in Table A in the First Schedule to the Company Act shall not apply to the Company.

                           PART 2 - ISSUE OF SHARES
                           ------------------------

2.1 Subject to the Company Act and to these Articles, the issue of shares of the Company shall be under the control of the directors who may, subject to the rights of holders of shares of the Company for the time being Outstanding, allot or otherwise dispose of, and/or grant options on, shares authorized but not yet issued at such times and to such persons, including directors, and in such manner and upon such terms and conditions and at such price or for such consideration as the directors in their absolute discretion may determine.

2.2 Whenever the Company is not a reporting company, the directors, before allotting any shares, shall first offer those shares pro rata to the members, but where there are classes of shares, the directors shall first offer the shares to be allotted pro rata to the members holding shares of the class proposed to be allotted, and, if any shares remain, the directors shall then offer the remaining shares pro rata to the other members. The offer shall be made by notice specifying the number of shares offered and the time, which shall be not less than 7 days, for acceptance of the offer. After the expiration of the time for acceptance or on receipt of written confirmation from the person to whom such an offer is made that he declines to accept the offer, and where there are no other members holding shares who should first receive an offer, the directors may, for three months thereafter, offer shares to such persons and in such manner as they think most beneficial to the Company, but the offer to those persons shall not be at a price less than, or on terms more favourable than, the offer to the members. Whenever the Company is a reporting company, the directors may allot and issue its shares at such times and in such manner and to such persons or class of persons as the directors may determine and the Company Act, the Securities Act, and all other applicable laws permit.

2.3 When the Company is authorized to issue shares without par value, the directors are authorized to determine the price or consideration for which such shares shall be allotted or issued, and notwithstanding that the price or consideration for a share may be other than cash, the price or consideration for a share shall, at the time when the share is allotted, be expressed in terms of money and so recorded in the proceedings of the directors of the Company.

2.4 No share shall be issued until the Company has received the full consideration therefor in cash, property, or services, provided that:

     a) a document or book account evidencing indebtedness of the allottee does not constitute property;

     b) services shall be past services actually performed for the Company, and,

     c) the value of property or services shall be the value the directors determine by resolution to be, in all the circumstances of the transaction, the fair market value.

2.5 Subject to the provisions and restrictions contained in the Company Act applicable to the shares without par value or otherwise, the Company may pay a commission or allow a discount in an amount not exceeding 25% of the amount of the subscription price to any person in consideration of his subscribing or agreeing to subscribe, or procuring or agreeing to procure subscriptions, whether absolutely or conditionally, for shares. The Company may pay such brokerage as may be lawful.


                         PART 3  -  SHARE CERTIFICATES
                         -----------------------------


3.1 Every share certificate issued by the Company shall be in such form as the directors approve and shall comply with the requirements of the Company Act.


3.2 If any share certificate is worn out or defaced, then upon production of that certificate to the directors or the transfer agent of the Company, the directors or that transfer agent may declare the same to be cancelled and cause it to be so marked and may issue a new certificate in place of the certificate cancel led. If any share certificate is lost or destroyed, then, upon proof of the loss or destruction to the satisfaction of the directors, and upon giving such indemnity as the directors deem adequate, a new certificate shall be issued to the party entitled to it. In any such case where a new share certificate is issued, the fee prescribed in these Articles must be paid if requested.

3.3 A share certificate registered in the names of two or more persons shall be delivered to the person first named on the register.


                    PART 4  -  TRANSFER OF SHARES, GENERAL
                    --------------------------------------

4.1 Subject to the restrictions, if any, set forth in these Articles, any member may transfer his shares by instrument in writing executed by or on behalf of such member and delivered to the Company or its transfer agent. The instrument of transfer of any share of the Company shall be in the form, if any, on the back of the certificate of the share being transferred, or in any other form which the directors may approve. If the directors so require each instrument of transfer shall be in respect of only one class of shares.

4.2 Every instrument of transfer shall be executed by the transferor and left at the registered office of the Company or at an authorized office of its transfer agent for registration, together with the certificate for the shares to be transferred and such other evidence, if any, as the directors or the transfer agent may require to prove the title of the transferor or his right to transfer the shares. All instruments of transfer which are registered shall be retained by the Company or its transfer agent, but any instrument of transfer where the transfer is not registered shall be returned to the person depositing the same, together with the share certificate which accompanied the same when tendered for registration. The transferor shall remain the holder of the share until the name of the transferee is entered on the register in respect of that share.

4.3 The signature of the registered owner of any shares, or of his duly authorized attorney, upon the form of transfer constitutes an authority to the Company to register the shares specified in the form of transfer in the name of the person named in that form as transferee or, if no person is so named, then in any name designated in writing by the person depositing the share certificate and the form of transfer with the Company or its agents. The Company or its transfer agent may require proof or guarantee of the signature of any transferor.

4.4 Neither the Company or any director, officer or agent is bound to enquire into the title of the transferee of shares to be transferred, nor is any such person liable to the registered or any intermediate owner of the shares for registering the transfer.

4.5 The Company may keep its register of members either at its records office or at any office in the Province of British Columbia of a trust company registered under the Trust Company Act, and may keep, or cause to be kept within the Province by a trust company registered as aforesaid, one or more branch registers of members.

4.6 Whenever the Company is a reporting company, but not otherwise, it may cause one or more branch registers of members to be kept outside the Province of British Columbia.


                       PART 5  -  TRANSMISSION OF SHARES
                       ---------------------------------

5.1 In the case of the death or bankruptcy of a member, his personal representative or trustee in bankruptcy shall be the only person recognized by the Company as having any title to or interest in the shares registered in the name of the deceased. Before recognizing any personal representative or trustee in bankruptcy the directors may require him to produce and deposit the documents required by the Company Act.

5.2 Notwithstanding anything otherwise provided in these Articles, if a person becomes entitled to a share as a result of an order of a Court of competent jurisdiction or pursuant to a statute, then, upon producing such evidence as the directors think sufficient that he is so entitled, such person may be registered as holder of the share.


                       PART 6  -  BORROWING AND CAPITAL
                       --------------------------------

6.1 Subject to any restriction which may from time to time be included in the memorandum of the Company or these Articles or contained in the Company Act or the terms, rights or restrictions of any shares or securities of the Company outstanding, the directors may at their discretion authorize the Company to borrow any sum of money and may raise or secure the repayment of such sum in such manner and upon such terms and conditions, in all respects, as they think fit, and in particular, and without limiting the generality of the foregoing, by the issue of bonds or debentures, or any mortgage or charge, whether specific or floating, or by granting any other security on the undertaking, or the whole or any part of the property, of the Company, both present and future.

6.2 The directors may make any debentures, bonds or other debt obligations issued by the Company, by their terms, assignable free from any equities between the Company and the person to whom they may be issued or any other person who lawfully acquires the same by assignment, purchase, or otherwise, howsoever.

6.3 The directors may authorize the issue of any debentures, bonds or other debt obligations of the Company at a discount, premium or otherwise, and with special or other rights or privileges as to redemption, surrender, entitlement to interest or share of income, allotment of, or conversion into, or exchange for shares, attendance at general meetings of the Company, and otherwise as the directors may determine at or before the time of issue, but no debenture shall be issued which the Company has not the power to reissue until the members by resolution determine such debenture shall be cancelled unless such debenture expressly provides by its terms that it shall not be reissued. The Company may cause one or more branch registers of its debentureholders to be kept.

6.4 The Company by ordinary resolution of the members and insofar as the Company Act shall permit, may alter its memorandum to increase its authorized capital by:

     a)   creating shares with par value, or shares without par value, or both;

     b) increasing the number of shares with par value, or shares without par value, or both; or,

     c) increasing the par value of a class of shares with par value, if no shares of that class are issued;

     d) creating shares of different classes with special rights or restrictions.

6.5 The Company may, by resolution of the directors and subject to the provisions of the Company Act and the specific provisions of any special rights or restrictions attached to any class or classes of its shares, purchase or otherwise acquire any of its shares if, at the time of the proposed purchase or acquisition, the Company is not insolvent or likely to be rendered insolvent by such purchase or acquisition and if, where a proposed purchase of shares is not to be made through a stock exchange, the Company shall make its offer to purchase pro rata to every member who holds shares of the class or kind to be purchased unless the Company is purchasing shares from a dissenting member pursuant to the Company Act.

6.6 The Company may, by resolution of the directors and subject to the provisions of the Company Act and the specific provisions of any special rights or restrictions attached to any class or classes of its shares by the memorandum or these Articles, redeem any of its issued shares that have a right of redemption attached thereto provided that at the time of such redemption the Company is not insolvent or likely to be rendered insolvent by such redemption and where the Company proposes to redeem some, but not all, of its shares of a particular class or kind, the directors shall have absolute discretion to determine in such manner as they deem proper which shares shall be redeemed, and, without limiting the generality of the foregoing, may redeem shares which have been purchased by the Company in priority to shares which are held by members.

                              PART 7  -  MEETINGS
                              -------------------


7.1 Meetings of the Company shall be held at such time and place, in accordance with the Company Act, as the directors appoint, and, unless otherwise specifically provided, the provisions of these Articles relating to meetings shall apply with necessary changes to a meeting of members holding a particular class of shares.

7.2 Every meeting, other than an annual general meeting or a class meeting, shall be called an extraordinary general meeting.

7.3 The directors may, whenever they think fit, convene an extraordinary general meeting.

7.4 Notice of a meeting shall specify the place, the day and the hour of meeting, and, in case of special business, the general nature of that business. The accidental omission to give notice of any meeting to, or the nonreceipt of any notice by, any of the members entitled to receive notice shall not invalidate any proceedings at that meeting.

7.5 If any special business includes the presenting, considering, approving, ratifying or authorizing the execution of any document, then the portion of any notice relating to that document is sufficient if it states that a copy of the document or proposed document is or will be available for inspection by members at an office of the Company in the Province of British Columbia or at one or more designated places in the Province during business hours on any specified or unspecified business day or days prior to the date of the meeting, and at the meeting.

                   PART 8 - PROCEEDINGS AT GENERAL MEETINGS
                   ----------------------------------------


8.1 The following business at a general meeting shall be deemed to be special business:


     (a)  All business at an extraordinary general meeting;

     (b) All business that is transacted at an annual general meeting, with the exception of the consideration of the financial statement and the report of the directors and auditors, the election of directors, the appointment of the auditors and such other business as, under these Articles or in accordance with the Company Act ought to be transacted at an annual general meeting or is business which is brought under consideration by the report of the directors issued with the notice convening the meeting;

     and no special business shall be conducted at any meeting unless notice of that business has been given to the members in accordance with these Articles or members holding at least 75% of the shares entitled to be voted at that meeting are present and consent to the conduct of such business.

8.2 No business, other than the election of a chairman and the adjournment or termination of the meeting, shall be conducted at any meeting at any time when a quorum is not present. A quorum shall be two persons holding or representing by proxy not less than one-tenth of the outstanding shares of the Company which are entitled to be voted at the meeting, unless the Company has only one member, in which case the quorum shall be that member who may conduct the business of the Company by proceedings recorded in writing and signed by him. If at any time during a meeting there ceases to be a quorum present, any business then in progress shall be suspended until there is a quorum present or until the meeting is adjourned or terminated, as the case may be.

8.3 If within a half an hour from the time appointed for a meeting a quorum is not present, the meeting/1/ if convened upon the requisition of members, shall be terminated. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place, and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, the member or members present shall be a quorum.

8.4 Subject to Article 8.5, the chairman of the directors, if there is one, whom failing the president of the Company, whom failing one of the directors present chosen by the directors from among their number, shall preside as chairman of every meeting.

8.5 If at any general meeting there is no chairman or president or director present within fifteen minutes after the time appointed for holding the meeting, or if the chairman or president and all the directors present are unwilling to act as chairman, the members present shall choose some one of their number to be chairman.

8.6 The chairman of a meeting may, with the consent of any meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of the original meeting. Except as aforesaid, it is not necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

8.7 No resolution proposed at a meeting need be seconded, and the chairman of any meeting is entitled to move or propose a resolution

8.8 In case of an equality of votes the chairman shall not, either on a show of hands or on a poll, have a casting or second vote in addition to the vote or votes to which he may be entitled as a member, which vote or votes he is entitled to cast without vacating the chair.

8.9 In the case of any dispute as to the admission or rejection of proxy or a vote, the chairman shall determine the same and his determination, made in good faith, is final and conclusive.

8.10 A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

8.11 Subject to these Articles, if a poll is duly demanded it shall be taken in such manner as the chairman directs within 7 days of the demand for the same. The result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded. A demand for a poll may be withdrawn at any time before it has been taken.

8.12 A poll demanded on a question of adjournment shall be taken at the meeting without adjournment.

8.13 The demand for a poll shall not, unless the chairman so rules/1/ prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded or questions which depend or bear upon that question.

8.14 Subject always to any contrary or specific provision of the Company Act, a resolution that has been submitted to all of the members who would have been entitled to vote thereon in person or by proxy at a meeting and that has been consented to in writing by such members holding not less than three-fourths of the shares of the Company shall be deemed to be an ordinary resolution passed at a meeting.

8.15 Subject always to any contrary or specific provision of the Company Act, a resolution consented to in writing by every member of the Company who would have been entitled to vote thereon in person or by proxy at a meeting shall be deemed to be a special resolution passed at a meeting.

8.16 Subject always to the provisions of the Company Act, whenever the Company is not a reporting company, where all the members entitled to attend and vote at the annual general meeting of the Company consent in writing to all the business required to be transacted at the meeting, it is not necessary for the Company to hold that annual general meeting.


                           PART 9 - VOTES OF MEMBERS
                           -------------------------

9.1 Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member over the age of eighteen years present in person or by proxy has one vote, and on a poll every such member present in person or by proxy has one vote for each share he holds on the record date except that no member which is a corporation which is a subsidiary or the Company shall be entitled to vote its shares of the Company, and the Company itself shall not vote in respect of any share of the Company that it has redeemed, purchased, or otherwise acquired. A guardian of an infant member shall be entitled to vote the shares registered in the name of such infant member.


9.2 Any person who is not registered as a member but is entitled to vote at any meeting in respect of a share, may vote the share in the same manner as if he were a member; but, unless the directors have previously admitted his right to vote at that meeting in respect of the share, if so required by any director he shall satisfy the directors of his right to vote the share before the time for holding the meeting, or adjourned meeting, as the case may be, at which he proposes to vote.

9.3 Where there are joint members registered in respect of any share, any one of the joint members may vote at any meeting, either personally or by proxy, in respect of the share as if he were solely entitled to it. If more than one of the joint members is present at any meeting, personally or by proxy, the joint member present whose name stands first on the register in respect of the share shall alone be entitled to vote in respect of that share.

Several executors or administrators of a deceased member in whose sole name any share stands shall, for the purposes of this Article, be deemed joint members.

9.4 Subject to the provisions of the Company Act, a corporation which is a member and is not a subsidiary of the Company may vote by up to two duly authorized representatives, who are entitled to speak and vote, either in person or by proxy, and in all other respects exercise the rights of a member and those representatives shall be reckoned as a member for all purposes in connection with any meeting of the Company.

9.5 A member for whom a committee has been duly appointed may vote, whether on a show of hands or on a poll, by his committee and that committee may appoint a proxyholder.

9.6 Unless the directors otherwise determine, the instrument appointing a proxyholder and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy thereof, shall be deposited at a place specified for that purpose in the notice convening the meeting, not less than forty-eight hours before the time for holding the meeting at which the proxyholder proposes to vote, or, if no such place is specified, then it shall be deposited with the chairman of the meeting prior to the commencement of the meeting.

9.7 A vote given in accordance with the terms of an instrument of proxy is valid notwithstanding the previous death or incapability of the member, or revocation of the proxy, or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given, if, but only if, no prior notice in writing of the death, incapability, revocation or transfer has been received at the registered office of the Company or by the chairman of the meeting or adjourned meeting before the vote is given.

9.8 Unless, in the circumstances, the Company Act requires any other form of proxy, an instrument appointing a proxyholder, whether for a specified meeting or otherwise shall be in the form following, or in any other form that the directors shall approve:

(Name of the Company) The undersigned hereby appoints of (or failing him ) as proxy for the undersigned to attend at and vote for and on behalf of the
undersigned at the meeting of the Company to be held on the day of       ,
19 , and at any adjournment of that meeting. Signed this day of 19

Number of Shares

(Signature of Member or Authorized Officer of a Corporate Member)

                          PRINT NAME OF MEMBER BELOW


9.9 A proxy or an instrument appointing a duly authorized representative of a corporation shall be in writing, under the hand of the appointor or of his attorney duly authorized in writing, or, if such appointor is a corporation, either under its seal or under the hand of an officer or attorney duly authorized


9.10 Any person may act as a proxyholder whether or not he is entitled on his own behalf to be present and to vote at the meeting at which he acts as proxyholder.

                              PART 10 - DIRECTORS
                              -------------------

10.1 The subscriber or subscribers to the memorandum or, where the Articles have come into force after the incorporation of the Company, then the directors holding office at the coming into force of these Articles, shall be the directors of the Company unless and until such person:

               a) dies;

               b) resigns in writing;

               c) is no longer qualified in accordance with these Articles or the Company Act;

               d) is removed from office by special resolution of the
                  members.

10.2 The management of the business of the Company shall be vested in the directors and the directors may exercise all such powers and do all such acts and things as the Company may exercise and do which are not by these Articles or by the Company Act or otherwise lawfully directed or required to be exercised or done by the Company in general meeting, but subject, nevertheless, to the provisions of all laws affecting the Company and of these Articles and to any rules, not being inconsistent with these Articles, which are made from time to time by the Company in general meeting, provided that no rule made by the Company in general meeting shall invalidate any prior act of the directors that would have been valid if that rule had not been made.

10.3 The number of directors shall be at least one as long as the Company is not a reporting company, and shall be at least three whenever the Company is a reporting company. Subject to the foregoing, the number of directors may be determined from time to time by resolution of the directors themselves, and provided that the number of directors holding office shall not fall below the minimum numbers above mentioned\\1 \\ the number of directors shall be automatically reduced upon the death, resignation, removal or disqualification of any director and automatically increased upon the appointment of any additional director or directors in accordance with these Articles.

10.4 A director is not required to hold a share of the Company as qualification to be a director, but in order to be qualified he must not be:

               a) under the age of eighteen years; or,

               b) found to be incapable of managing his own affairs by
                  reason of mental infirmity; or

               c) a corporation; or,

               d) an undischarged bankrupt; or,

               e) unless the Supreme Court of British Columbia orders otherwise, convicted within or without the Province of British Columbia of an offence

               (i) in connection with the promotion, formation, or management of a corporation; or,

               (ii) involving fraud, unless five years have elapsed since the expiration of the period fixed for suspension of the passing of sentence without sentencing, or since a fine was imposed, or the term of imprisonment and probation imposed, if any, was concluded, whichever is the latest, but the disability imposed by this clause ceases upon a pardon being granted under the Criminal Records Act (Canada);

          and every director must not be subject to any other disqualifications as to office according to the Company Act, provided always that no person who is not ordinarily resident in Canada shall be appointed a director of the Company if, upon his appointment, the majority of the directors of the Company would not be persons ordinarily resident in Canada.

10.5 In the event of the death, resignation, removal or disqualification of a director and his consequent vacating of office in accordance with these Articles or the Company Act in circumstances in which the majority of the directors of the Company would thereafter not be persons ordinarily resident in Canada, then the last appointed director who is not ordinarily resident in Canada shall, ipso facto, be disqualified from office and be no longer a director of the Company. In the event there are on the happening of such an event two or more persons who are not ordinarily resident in Canada who were last appointed and appointed at the same time, then the Secretary shall determine by lot which of the two or more so last appointed shall have ceased to hold office by reason of this paragraph.

10.6 If the Company removes any director by special resolution, it may by ordinary resolution, appoint another person in his stead.

10.7 The directors have power at any time and from time to time to appoint any qualified person as a director, and the number of directors shall be automatically increased upon and by any such appointment.

10.8 Any person not being a member of the Company who becomes a director shall be deemed to have agreed to be bound by the provisions of the Articles to the same extent as if he were a member of the Company.

10.9 Subject to the provisions of any ordinary resolution, the remuneration of the directors as such may from time to time be determined by the directors themselves, and such remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director. The directors shall be repaid such reasonable expenses as they may incur in and about the business of the Company, and if any director shall perform any professional or other services for the Company that are outside the ordinary duties of a director, or shall otherwise be specifically occupied in or about the Company's business, he may be paid a special remuneration to be fixed by the directors in addition to any other remuneration that he may be entitled to receive and the same shall be charged as part of the ordinary working expenses. Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any person who has held any office of employment with the Company or to his spouse or dependants and may make contributions under any plan or to any fund and pay premiums for the purchase or provision of any such gratuity, benefit, pension or allowance.

10.10 The directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions, not exceeding those vested in or exercisable by the directors under these Articles, and for such period, and subject to such conditions, as they may think fit.

10.11 A director who is in any way directly or indirectly interested in a proposed contract or transaction with the Company shall disclose the nature and extent of his interest at a meeting of the directors in accordance with the provisions of the Company Act. A director shall not vote in respect of any contract or transaction with the Company in which he is interested, and if he shall do so his vote shall not be counted, but he may be counted in the quorum present at the meeting at which such vote is taken.

10.12 A director may hold any office or place of profit under the Company other than auditor, for such period, and on such terms as to remuneration or otherwise, as the directors may determine. Subject to compliance with the Company Act, no director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any office or place of profit or as vendor, purchaser or otherwise

10.13 Any director may act by himself or his firm in any professional capacity for the Company except as auditor, and he or his firm shall be entitled to remuneration for professional services as if he were not a director.

10.14 Any director may, from time to time, appoint by written instrument delivered to the Secretary any person of whom the directors approve to be his alternate director. The appointee, while he holds office as alternate director, shall be entitled to notice of meetings of the directors and, in the absence of the director for whom he is an alternate, to attend and vote thereat as a director or sign any resolution of directors to be consented to in writing, but an alternate director shall not be entitled to be remunerated otherwise than out of the remuneration of the director appointing him. Any director may make or revoke an appointment of his alternate director by notice in writing or by telegram or cable to be delivered or addressed, postage or other charges prepaid, to the registered office of the Company. The directors may by resolution revoke any appointment of an alternate director. No person shall act as an alternate for more than one director at any given time. If an alternate director is already a director of the Company, he shall be entitled to two votes. If the director making such appointment ceases to be a director, the person appointed by him shall cease to be an alternate director.

10.15 At each annual general meeting of the Company all the directors shall retire from office, but are eligible for re-election and the Company shall elect a Board of Directors consisting of the number of directors so retiring or determined by resolution or recommendation of the directors. If in any calendar year the Company does not hold an annual general meeting the directors then in office shall be deemed to have been elected as directors on the last day on which the meeting should have been held pursuant to the Company Act, and the directors so elected may hold office until other directors are appointed or elected or until the day on which the next annual general meeting is held.

                           PART 11 - INDEMNIFICATION
                           -------------------------

11.1 The Company shall indemnify any director, officer, employee or agent of the Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding and whether civil, criminal or administrative, by reason of tile fact that he is or was a director, officer, employee, or agent of the Company or any act or thing occurring at a time when he is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all costs, charges and expenses, including legal fees and any amount paid to settle the action or proceeding or satisfy a judgment, if he acted honestly and in good faith with a view to the best interests of the corporation or other legal entity or enterprise as aforesaid of which he is or was a director, officer, employee or agent, as the case may be, and exercised the care, diligence and skill of a reasonably prudent person, and with respect to any criminal or administrative action or proceeding, he had reasonable ground for believing that his conduct was lawful; provided that no indemnification of a director or former director of the Company, or director or former director of a corporation in which the Company is or was a shareholder, shall be made except to the extent approved by the Court pursuant to the Company Act or any other statute. The determination of any action, suit or proceeding by judgment, order, settlement, conviction or otherwise shall not, of itself, create a presumption that the person did not act honestly and in good faith and in the best interests of the Company and did not exercise the care, diligence and skill of a reasonably prudent person and, with respect to any criminal action or proceeding, did not have reasonable grounds to believe that his conduct was lawful.

11.2 The Company shall indemnify any person in respect of any loss, damage, costs or expenses whatsoever incurred by him while acting as an officer, employee or agent for the Company unless such loss, damage, costs or expenses shall arise out of failure to comply with instructions, wilful act or default or fraud by such person, in any of which events the Company shall only indemnify such person if the directors, in their absolute discretion, so decide or the Company by ordinary resolution shall so direct.

11.3 The indemnification provided by this Part shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any other Part, or any valid and lawful agreement, vote of members or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall enure to the benefit of the heirs, executors and administrators of such person. The indemnification provided by this Article shall not be exclusive of any powers, rights, agreements or undertakings which may be legally permissible or authorized by or under any applicable law. Notwithstanding any other provisions set forth in this Part, the indemnification authorized by this Part shall be applicable only to the extent that any such indemnification shall not duplicate indemnity or reimbursement which that person has received or shall receive otherwise than under this Part.

11.4 The directors are authorized from time to time to cause the Company to give indemnities to any director, officer, employee, agent or other person who has undertaken or is about to undertake any liability on behalf of the Company or any corporation controlled by it.

11.5 Subject to the Company Act, no director or officer or employee for the time being of the Company shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Board for the Company, or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Company shall be invested or for any loss or damages arising from the bankruptcy, insolvency, or tortious act of any person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited or for any loss occasioned by any error of judgment or oversight on his part or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his own wilful act or default, negligence, breach of trust or breach of duty.

11.6 Directors may rely upon the accuracy of any Statement of fact represented by an officer of the Company to be correct or upon statements in a written report of the auditor of the Company and shall not be responsible or held liable for any loss or damage resulting from the paying of any dividends or otherwise acting in good faith upon any such statement.

11.7 The directors may cause the Company to purchase and maintain insurance for the benefit of any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability incurred by him as a director, officer, employee or agent.

                      PART 12 - PROCEEDINGS OF DIRECTORS
                      ----------------------------------

12.1 The directors, when there is more than one, may meet together at such places and upon such notice as they think fit for the dispatch of business, adjourn and otherwise regulate their meetings and proceedings as they see fit. The quorum shall be a majority of the directors then in office, and when an even number of directors are holding office, shall be one more than half of their number. Unless and until the directors shall elect one of their number to be chairman of the directors, the president of the Company shall be chairman of all meetings of the directors; but if at any meeting a chairman elected by the directors or the president is not present within thirty minutes after the time appointed for holding the meeting, the directors present may choose some one of their number to be chairman at that meeting. Any director may waive notice of any meeting of directors. Accidental omission to give notice of a meeting of directors to, or non-receipt of notice by, any director, shall not invalidate the proceedings of any meeting of the directors.

12.2 The directors, or any committee of directors, may take any action required or permitted to be taken by them and may exercise all or any of the authorities, powers and discretions for the time being vested in or exercisable by them by resolution either passed at a meeting at which a quorum is present or authorized by resolution consented to in writing signed by all the directors in accordance with the Company Act.

12.3 The directors may delegate any, but not all, of their powers to committees consisting of such director or directors as they think fit. Any committee so formed in the exercise of the powers so delegated shall conform to any rules that may from time to time be imposed on it by the directors, and shall report every act or thing done in exercise of those powers to the first meeting of the directors held after it has been done.

12.4 A committee of more than one director may elect a chairman of its meetings and if no chairman is elected, or if at any meeting the chairman is not present within thirty minutes after the time appointed for holding the meeting, the directors present who are members of the committee may choose one of their number to be chairman of the meeting.

12.5 The member or members of a committee may govern their procedure as they think proper, subject to any rules imposed by the directors. Questions arising shall be determined by the member, if there be only one, or by a majority of votes of the members present, but in case of an equality of votes the chairman of a committee shall not have a second or casting vote.

12.6 Any director of the Company who may be absent from the Province of British Columbia may file at the registered office of the Company by letter, telegram, telex or cable, a waiver of notice of any meeting of the directors and may, at any time and by one of the means mentioned aforesaid, withdraw the waiver, but until the waiver is withdrawn, no notice of meetings of directors need be sent to that director, and any and all meetings of the directors of the Company held after receipt of such waiver and held prior to its withdrawal shall, provided a quorum of the directors is present, be valid and effective without notice of such meeting given to that director

12.7 Any director who expects he may be absent from a specific meeting of the directors may, by letter, telegram, telex or cable sent to the Secretary of the Company at its registered office or at the place where the meeting is to be held, appoint some other director to be his proxy for the purpose of voting at, such meeting either for an adjournment of the meeting, or for the postponement of discussion of any matter which may come before the meeting, or in favour of any matter specified in such letter, telegram, telex or cable, but no such appointment shall empower any proxy to vote at any such meeting in favour of any matter other than is specifically mentioned in the letter, telegram, telex or cable appointing such proxy.

12.8 Questions arising at any meeting of the directors shall be decided by a majority of votes. In case of an equality of votes, the chairman shall not have a second or casting vote.

12.9 No resolution proposed at a meeting of directors need be seconded, and the chairman of any meeting is entitled to move or propose and vote upon a resolution of the directors

12.10 Any resolution or proceeding recorded in writing and signed by all of the directors shall be deemed to be a valid resolution or proceeding of the directors just as if the same had been adopted or enacted at a meeting of the directors duly called and convened with a quorum present, and at any time when there is only one director of the Company, all business required or desired to be conducted by the director may be enacted by proceeding in writing signed by the director.

12.11 All acts done by any meeting of the directors or by a committee of directors or by any person acting as a director shall, notwithstanding that it shall be after-wards discovered that there was some defect in the appointment of any such director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director.


                              PART 13 - OFFICERS
                              ------------------

13.1 The Company shall have a President and a Secretary whom the directors shall appoint. The President of the Company, and the Chairman of the directors, if any, shall be directors of the Company. Except when the Company has only one member, the President and Secretary shall be different persons.

13.2 All appointments of officers shall be made at such remuneration, whether by way of salary, fee, commission, participation in profits, or otherwise, as the directors think fit, and every appointment of an officer by the directors shall be in force until revoked by the direc-tors or until the death or resignation in writing of the officer unless otherwise provided in the resolution of appointment.

13.3 Every officer of the Company who holds any office or possesses any property whereby, whether directly or indirectly, duties or interests might be created in conflict with his duties or interests as an officer of the Company shall, in writing, disclose to the President the fact and the nature, character and extent of the conflict.


                      PART 14 - EXECUTION OF INSTRUMENTS
                      ----------------------------------

14.1 The directors may, but shall not be required to, provide a common seal for the Company. They shall have power from time to time to destroy the same or substitute a new seal in place of the seal destroyed or to cause the affairs of the Company to be conducted without a common seal. In the event a seal is provided, then unless otherwise provided by the directors, the same may be affixed to any document obligating the Company signed by the President and the Secretary, or to any certificate of the Company signed by the Secretary alone.

14.2 Subject to the provisions of the Company Act, the directors may provide for use in any other province, state, territory or country an official seal, which shall be a facsimile of the common seal of the Company, with the addition on its face of the name of the province, state, territory or country where it is to be used.

14.3 The signature of any officer of the Company may be printed, lithographed, engraved or otherwise mechanically reproduced upon all instruments executed or issued by the Company or any officer thereof; and, subject to the Company Act, any instrument on which the signature of any such person is so reproduced, shall be deemed to have been manually signed by such person whose signature is so reproduced and shall be as valid to all intents and purposes as if such instrument had been signed manually, and notwithstanding that the person whose signature is so reproduced may have ceased to hold office at the date of the delivery or issue of such instrument. The term "instrument" as used in this Article shall include all paper writings


                              PART 15 - DIVIDENDS
                              -------------------

15.1 The directors may declare dividends and fix the date of record therefore and the date for payment thereof.

15.2 Subject to the terms of shares with special rights or restrictions, all dividends shall be declared according to the number of shares held.

15.3 Dividends may only be payable out of the profits of the Company. No dividend shall bear interest against the Company. A transfer of a share shall not pass the right to any dividend thereon before the registration of the transfer in the register

15.4 A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of paid-up shares, bonds, debentures or other debt obligations of the Company, or in any one or more of those ways, and, where any difficulty arises in regard to the distribution, the directors may settle the same as they think expedient, and in particular may fix the value for distribution of specific assets, and may determine that cash payments shall be made to a member upon the basis of the value so fixed in place of fractional shares, bonds, debentures or other debt obligations in order to adjust the rights of all parties, and may vest any of those specific assets in trustees upon such trusts for the persons entitled as may seem expedient to the directors.

15.5 Any dividend or other moneys payable in cash in respect of a share may be paid by cheque sent through the post to the member in a prepaid letter, envelope or wrapper addressed to the member at his registered address, or in the case of joint members, to the registered address of the joint member who is the first named on the register, or to such person and to such address as the member or joint members, as the case may be, in writing direct. Any one of two or more joint members may give effectual receipts for any dividend or other moneys payable or assets distributable in respect of a share held by them.

15.6   No notice of the declaration of a dividend need be given to any member.

15.7 The directors may, before declaring any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall , at the discretion of the directors, be applicable for meeting contingencies, or for equalizing dividends, or for any other purpose to which the profits of the Company may be properly applied, and pending that application may, at the like discretion, either be employed in the business of the Company or be invested in such in vestments, as the directors may from time to time think fit, including shares of the Company purchased or acquired in accordance with these Articles.

15.8 The directors may capitalize any undistributed surplus on hand of the Company and may from time to time issue as fully paid and non-assessable any unissued shares or any bonds, debentures or other debt obligations of the Company as a dividend representing such undistributed surplus on hand or any part thereof.

15.9 Should any dividend result in any shareholder being entitled to a fractional share, the directors shall have the right to pay such shareholders the cash equivalent of such fractional part, and shall have the further right to carry out such distribution and to adjust the rights of the shareholders with respect thereto on as practical and equitable a basis as possible.

                              PART 16 - ACCOUNTS
                              ------------------

16.1 The directors shall cause records and books of accounts to be kept as necessary to record properly the financial affairs and conditions of the Company and to comply with the provisions of the Company Act and all statutes applicable to the Company.


                               PART 17 - NOTICES
                               -----------------

17.1 A notice may be given to any member or director, either by personal service or by sending it by post to him in a letter, envelope or wrapper addressed to the member or director at his registered address.

17.2 A notice may be given by the Company to joint members in respect of a share registered in their names by giving the notice to the joint member first named in the register of members in respect of that share.

17.3 A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter, envelope or wrapper addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the persons claiming to be so entitled, or, until that address has been so supplied, by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

17.4 Any notice or document sent by post to, or left at, the registered address of, any member, shall, notwithstanding that member is then deceased, and whether or not the Company has notice of his death, be deemed to have been duly served in respect of any registered shares, whether held solely or jointly with other persons by that de ceased member, until some other person is registered in his stead as the member or joint member in respect of those shares, and that service shall for all purposes of these Articles be deemed a sufficient service of such notice or document on his personal representatives and all persons, if any, jointly interested with him in those shares.

17.5 Any notice sent by post shall be deemed to have been served on the second day following that on which the letter, envelope or wrapper containing the same is posted, exclusive of any day upon which the mail is not regularly delivered or handled in either the place of posting or the place of delivery, and in proving service it is sufficient to prove that the letter, envelope or wrapper containing the notice was properly addressed and put in a Canadian government post office, postage prepaid, subject always to it being proved by the person to whom the notice was addressed that the mail was not regularly delivered or handled as aforesaid on or between the day of posting and the day of delivery.

17.6 Notice of every general meeting shall be given in the manner hereinbefore authorized to:

       (a) every member holding a share or shares carrying the right to vote at such meetings on the record date or, if no record date was established by the directors, on the date of personal service or mailing;

       (b) every person upon whom the ownership of a share has devolved by reason of his being a legal personal representative or a trustee in bankruptcy of a member where the member, but for his death or bankruptcy, would be entitled to receive notice of the meeting;

       (c) the auditor of the Company.

Subject to any provisions in any instrument of the Company or in the special rights or restrictions attached to any shares, no other person is entitled to receive notice of general meetings.

                                PART 18 - FEES
                                --------------

18.1 The Company may charge the following fee to issue a new certificate in exchange for an existing certificate or a defaced or worn out certificate or to replace a lost or destroyed certificate:

        Per new certificate:                 $1.00


                                       NUMBER OF SHARES TAKEN
 Signature of Subscribers              BY SUBSCRIBER


ERIN E. MULHERN
                                       One (1) common share
 201-1569  Wet 12th Avenue
 Vancouver, B.C.
 V6E 2J2

 Legal Assistant

          TOTAL SHARES TAKEN           One (1) common share


 DATED this 27th day of June, 1985.